UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2025

NorthWestern Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware			000-56598	93-2020320
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)
3010 W. 69th Street	Sioux Falls	South Dakota		57108
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: 605-978-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NorthWestern Energy Group, Inc.	Common stock	NWE	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01     Entry into Material Definitive Agreement
On May 1, 2025, NorthWestern Energy Public Service Corporation ("NWE Public Service"), a wholly owned subsidiary of NorthWestern Energy Group, Inc., d/b/a NorthWestern Energy (Nasdaq: NWE) (“NWE Group”), issued and sold $100 million principal amount of NWE Public Service's South Dakota First Mortgage Bonds (the "SD Bonds"). The SD Bonds were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, have not been registered under the Securities Act, and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.
The SD Bonds were drawn and issued in one series as follows:

Issue Date	Maturity Date	Principal Amount	Interest Rate
May 1, 2025	May 1, 2035	$100 million	5.49%
The terms of the SD Bonds were established in the Twenty-second Supplemental Indenture, dated as of May 1, 2025 (the "SD Supplemental Indenture"), between NWE Public Service and The Bank of New York Mellon, as trustee. The SD Bonds are governed by the terms of the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, as amended and supplemented, between NWE Public Service and the trustee, and the SD Supplemental Indenture (collectively, the “SD Indenture”). The SD Bonds will rank equally in right of payment with all current and future debt that is secured by the first mortgage lien of the SD Indenture.
    NWE Public Service may redeem some or all of the SD Bonds at any time at its option prior to maturity at a make-whole price as described in the SD Supplemental Indenture.
    The SD Indenture provides for customary events of default, including payment defaults and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the SD Bonds, plus accrued and unpaid interest, if any, may be declared immediately due and payable. In addition, under certain circumstances, and to the extent permitted by law, the trustee may be granted certain powers to take possession of, hold, operate and manage, and sell, the mortgaged property.
The description set forth above concerning the SD Bonds is qualified in its entirety by reference to the SD Supplemental Indenture which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description of Document
4.1*	Twenty-Second Supplemental Indenture, dated as of May 1, 2025, between NorthWestern Energy Public Service Corporation and The Bank of New York Mellon, as trustee.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

* filed herewith
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Energy Group, Inc.

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary
Date: May 7, 2025